Exhibit 10.1

First Amendment to Asset Sale Agreement

Between

ETS Payphones, Inc.,

as the Seller

and

Empire Payphones, Inc.

as the Buyer

_________________

Entered into and effective December 31, 2006

First Amendment to Asset Sale Agreement

          This First Amendment to Asset Sale Agreement (this “Amendment”) is entered into and effective on December 31, 2006 (the “Closing Date”) between ETS Payphones, Inc., a Delaware corporation (“ETS” or “Seller”), and Empire Payphones, Inc., a New York corporation (“Empire” or “Buyer”).

          W I T N E S S E T H:

          WHEREAS, Empire and ETS have entered into the Asset Sale Agreement, dated as of November 1, 2005 (as amended, supplemented or otherwise modified through (and including) the Closing Date, the “Asset Sale Agreement”; capitalized terms used herein without definitions shall have the meanings given to such terms in the Asset Sale Agreement), pursuant to which Empire agreed to purchase certain assets from ETS and assume certain liabilities of ETS, in each case subject to the terms and conditions contained therein;

          WHEREAS, a certain portion of the Purchase Price has been paid prior to the Closing Date pursuant to the terms of the Asset Purchase Agreement; and

          WHEREAS, Buyer and Seller have agreed to amend and modify the Asset Sale Agreement in certain respects to provide for the guaranty and payment of the remaining unpaid amount of the Purchase Price on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, the parties hereto hereby agree to the above recitations and as follows:

          Section 1. Amendments and Modifications to Asset Sale Agreement. Effective as of the Closing Date, the Asset Sale Agreement is amended and modified as follows:

                (a) Buyer and Seller hereby acknowledge and agree that the Buyer shall pay to the Seller $1,827,966 (the “Remaining Purchase Price”). The Remaining Purchase Price shall be in full and final satisfaction of the remaining unpaid amount of (i) the Purchase Price remaining under the Asset Sale Agreement and (ii) any Shortfall Advances accrued through the end of December 2006 pursuant to the Management Services Agreement between the parties, dated November 1, 2005, but not in satisfaction of (x) the Buyer’s obligation to properly allocate monies received after December 31, 2006, under the Management Services Agreement or the Asset Sale Agreement that were earned prior to November 1, 2005, and are owed to ETS pursuant to the terms of the Management Services Agreement and the Asset Sale Agreement, and (y) Seller’s obligation for liabilities accruing prior to November 1, 2005, which were not Assumed Liabilities.

                (b) The Remaining Purchase Price shall be paid as follows:

                     (i) On the Closing Date, Buyer and Seller shall provide the Escrow Agent with a joint written direction (or other written instructions required by the Escrow Agent) to release and distribute to Seller the amount of $797,910.07 (such amount constituting the total amount of Installment Payments remaining in the Purchase Price Escrow Account as of the Closing Date, including all interest or other amounts earned thereon) by wire transfer of immediately available funds to an account designated by Seller in such written direction (or such other written instructions).

                      (ii) On the Closing Date, Buyer shall pay to Seller the amount of $8,513.06 by wire transfer of immediately available funds to an account designated by Seller on or prior to the Closing Date.

                      (iii) On the Closing Date, Buyer shall execute and deliver to Seller a promissory note issued in favor of Seller and guaranteed by Manhattan Telecommunications Corporation (“MetTel”), in the form of Exhibit A hereto (the “Note”), in the aggregate principal amount equal to $1,025,000 (the “Principal Amount”). The Principal Amount and all other Obligations (as hereinafter defined) shall be paid at the times, in the amounts and otherwise in the manner set forth in the Note. The term “Obligations”, as used herein, means the Principal Amount and all of the indebtedness, obligations and liabilities of Buyer to Seller, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Note.

           Section 2. Representations and Warranties.

                (a) Buyer represents and warrants to Seller on the Closing Date as follows:

                     (i) Assumed Liabilities include Buyer’s obligation to pay employee related benefits, including but not limited to paid time off (“PTO”), that accrued after November 1, 2005. On or before February 19, 2007, Buyer shall either obtain consent to honor the PTO from each employee in the form of Exhibit B hereto (“Employee Release”) or pay to ETS the amount of such accrued PTO.

                     (ii) Buyer has the absolute and unrestricted right, power, authority and capacity (x) to execute and deliver this Amendment and the Note and all documents and instruments in connection therewith, and to consummate the transactions contemplated thereby, and (y) to incur the indebtedness and other Obligations under the Note.

                     (iii) Each of this Amendment and the Note constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except to the extent that the enforcement thereof may be limited by bankruptcy, reorganization, insolvency or similar laws of general applicability governing the enforcement of the rights of creditors or by the general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                     (iv) Neither the execution, delivery or performance of this Amendment or the Note by Buyer, the incurrence by Buyer of the indebtedness and other Obligations under the Note, shall (whether with or without notice or the passage of time or both) (v) violate or conflict with any provision of the organizational documents of Buyer, (w) violate, conflict with or result in the breach or termination of, or otherwise give any person or entity the right to terminate, or constitute a default under the terms of, any mortgage, bond, indenture or other material agreement (written or oral) to which Buyer is a party or by which Buyer or any property or assets of Buyer may be bound or affected, (x) result in the creation of any Liens or other similar right of any person or entity upon the assets or property of Buyer, (y) violate any judgment, order, injunction, award or decree of any court, administrative agency or governmental body against, or binding upon, Buyer or upon the assets, property or business of Buyer, or (z) constitute a violation by Buyer of any applicable law, rule or regulation of any jurisdiction as such law, rule or regulation relates to Buyer or to any of the assets, property or business of Buyer.

                     (v) No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority or other person or entity is required for the execution, delivery or performance by Buyer of this Amendment or the Note, or the incurrence by Buyer of the indebtedness and other Obligations under the Note.

                (b) Seller represents and warrants to Buyer on the Closing Date as follows:

                     (i) Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Amendment, and to consummate the transactions contemplated hereby.

                     (ii) This Amendment constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that the enforcement thereof may be limited by bankruptcy, reorganization, insolvency or similar laws of general applicability governing the enforcement of the rights of creditors or by the general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                     (iii) Neither the execution, delivery nor performance of this Amendment by Seller shall (whether with or without notice or the passage of time or both) (v) violate or conflict with any provision of the organizational documents of Seller, (w) violate, conflict with or result in the breach or termination of, or otherwise give any person or entity the right to terminate, or constitute a default under the terms of, any mortgage, bond, indenture or other agreement (written or oral) to which Seller is a party or by which Seller or any property or assets of Seller may be bound or affected, (x) result in the creation of any Liens or other similar right of any person or entity upon the assets or property of Seller, (y) violate any judgment, order, injunction, award or decree of any court, administrative agency or governmental body against, or binding upon, Seller or upon the assets, property or business of Seller, or (z) constitute a violation by Seller of any applicable law, rule or regulation of any jurisdiction as such law, rule or regulation relates to Seller or to any of the assets, property or business of Seller.

                     (iv) No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority or other person or entity is required for the execution, delivery or performance by Seller of this Amendment.

           Section 3. Miscellaneous.

                 (a) Except as expressly amended or modified by this Amendment, the Asset Sale Agreement remains unchanged and in full force and effect. In the event of a conflict between the terms and provisions of the Asset Sale Agreement and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern. Any future reference to the Asset Sale Agreement shall be deemed to be a reference to the Asset Sale Agreement, as amended and modified hereby and as it may, from time to time, be hereafter further amended or modified. Without limiting the generality of the foregoing, nothing in this Amendment is intended to, or shall be deemed to, amend, modify or otherwise alter any of the provisions of Section 11 of the Asset Sale Agreement, or operate as a waiver or release of any of Buyer’s or Seller’s rights thereunder.

                (b) This Amendment shall be binding on the parties hereto and their respective successors and assigns. This Amendment may not be modified or terminated orally or in any manner other than by an agreement in writing signed by all the parties hereto or their respective successors in interest.

                (b) This Amendment may be executed and delivered via facsimile, and/or in one or more counterparts, but shall not be binding or enforceable against any party hereto unless and until executed and delivered by all parties hereto.

                (c) THE CONSTRUCTION AND PERFORMANCE OF THIS AMENDMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS LAWS OR REGULATIONS RELATING TO CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                (d) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO RELATING TO THIS AMENDMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE SUPREME COURT, NEW YORK COUNTY (AND, WHERE APPLICABLE, IN THE COMMERCIAL DIVISION THEREOF) OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT REFERRED TO ABOVE OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AMENDMENT.

                (e) All notices or other communications given hereunder or under the Note shall be given in the manner set forth in Section 14.5 of the Asset Sale Agreement. The address for Buyer shall be changed to:

ETS Payphones, Inc. PO Box 143209 Fayetteville, GA 30214 Attn: Michael H. McClellan

[Remainder of Page Intentionally Left Blank.]

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

BUYER: Empire Payphones, Inc. By: /s/ Andoni Economou Andoni Economou Executive Vice President SELLER: ETS PAYPHONES, INC. By: /s/ Guy A. Longobardo Guy A. Longobardo Chief Executive Officer

Exhibit A to the
First Amendment to Asset Sale Agreement

Form of Note

Exhibit B to the
First Amendment to Asset Sale Agreement

Form of Employee Release